UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 MISSION RIDGE GOODLETTSVILLE, TN	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.875 per share	DG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 20, 2026, the Board of Directors (the “Board”) of Dollar General Corporation (the “Company”) approved the hiring of Jerry W. “JJ” Fleeman, Jr. to succeed Todd J. Vasos as the Company’s Chief Executive Officer (“CEO”) expected to be effective as of January 1, 2027 (the “Transition Date”). The Board intends to appoint Mr. Fleeman as a member of the Board, increasing the size of the Board as necessary, effective as of the Transition Date. Mr. Vasos is expected to continue to serve as CEO until the Transition Date and, to ensure an orderly transition of Mr. Vasos’s duties and responsibilities, to serve as Senior Advisor, reporting directly to the Chairman of the Board, from the Transition Date through April 2, 2027. Mr. Vasos is expected to remain a member of the Board.

Mr. Fleeman, age 52, has more than 35 years of experience in grocery retail, having held a diverse array of roles in strategy, business development, retail operations, marketing, and merchandising. He has been responsible for digital and commercial strategy and led the creation of a proprietary e-commerce platform, along with digital and loyalty strategies focused on growing customer relationships. Since April 2023, Mr. Fleeman has served as Chief Executive Officer of Ahold Delhaize USA, Inc. and a member of the Ahold Delhaize Management Board and from May 2018 to April 2023 was President and Chief Commercial/Digital Officer of Peapod Digital Labs.

There are no arrangements or understandings between Mr. Fleeman and any other persons pursuant to which Mr. Fleeman was selected to become CEO, nor are there any family relationships between Mr. Fleeman and any of the Company’s directors or other executive officers. Neither Mr. Fleeman nor any related person to Mr. Fleeman has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Employment Agreement with Mr. Fleeman

On March 20, 2026, the Compensation and Human Capital Management Committee (the “CHCM Committee”) of the Board approved, and the Board ratified, an employment agreement (the “Employment Agreement”) with Mr. Fleeman and his initial CEO compensation terms. On March 23, 2026, the Company and Mr. Fleeman entered into the Employment Agreement, the terms of which do not become effective until the Transition Date, other than with respect to confidentiality covenants and return of Company materials. The term of the Employment Agreement is three years from the Transition Date, subject to automatic extensions.

Mr. Fleeman’s initial CEO compensation terms include: a base salary of $1.25 million; a fiscal year 2026 target annual bonus opportunity of 150% of his base salary (prorated for eligible service in fiscal year 2026) subject to the terms and conditions of the Company’s annual short-term cash incentive plan (“Teamshare”); and health and welfare benefits consistent with other senior executives of the Company. He also will receive a $500,000 cash signing bonus, payable (less applicable withholdings) within 30 days following the Transition Date and subject to repayment in full upon any resignation by Mr. Fleeman other than for good reason (as defined in the Employment Agreement) within two years following the Transition Date, and relocation benefits in accordance with the Company’s executive relocation policy. Further, following the Transition Date, Mr. Fleeman will receive (1) an inducement equity award (the “Inducement Equity Award”) with a nominal value of approximately $4 million delivered in restricted stock units (“RSUs”) and scheduled to vest ratably over three years from the grant date and (2) a new hire equity award with a nominal annual value of $7.5 million, which will be prorated for the portion of fiscal year 2026 that remains following the Transition Date, and delivered 50% in RSUs scheduled to vest ratably over three years from the grant date and 50% in performance stock units (“PSUs”) that may be earned upon achievement of average adjusted ROIC results for the fiscal year 2026 through 2028 performance period and, to the extent earned, will be scheduled to vest on April 1, 2029. The equity awards will be granted under the Dollar General Corporation 2021 Stock Incentive Plan (the “Plan”) and subject to further terms and conditions, including accelerated vesting conditions, as determined by the CHCM Committee at the time of grant.

Further, pursuant to the Employment Agreement, upon a termination of Mr. Fleeman’s employment by the Company without cause or resignation for good reason, subject to execution and non-revocation of a general release of claims and compliance with restrictive covenants, Mr. Fleeman would be entitled to: continuation of his annual base salary for 24 months following termination; a lump sum payment in an amount equal to two times his annual target Teamshare bonus for the year of termination; prorated annual Teamshare bonus for the year in which the termination occurs paid based on actual performance and at the time bonus payments are generally made to other participants in the applicable bonus program; a lump sum payment in an amount equal to two times the annual contribution that would have been made by the Company in respect of the year of termination for his participation in its health benefits programs; reasonable outplacement services; and vesting of the Inducement Equity Award to the extent not yet vested. Pursuant to the Employment Agreement, Mr. Fleeman will be subject to customary restrictive covenants.

Transition Agreement with Mr. Vasos

On March 20, 2026, the CHCM Committee approved, and the Board ratified, a transition agreement (the “Transition Agreement”) with Mr. Vasos. On March 23, 2026, the Company and Mr. Vasos entered into the Transition Agreement, which supersedes Mr. Vasos’s employment agreement with the Company, effective October 12, 2023 (the “Vasos Employment Agreement”), and modifies certain vesting and exercisability conditions of the stock option award granted to Mr. Vasos on October 17, 2023 (the “2023 Option”). The Transition Agreement provides that Mr. Vasos’s employment with the Company will end on April 2, 2027 (the “Separation Date”). The Transition Agreement is effective immediately but will become null and void if a new CEO does not begin employment with the Company by January 2, 2027 (and in such event the Vasos Employment Agreement and 2023 Option will again be in effect on their prior terms), unless Mr. Vasos and the Company mutually agree on a replacement agreement or an extension of the Transition Agreement. Mr. Vasos will remain subject to the restrictive covenants under the Vasos Employment Agreement.

Pursuant to the Transition Agreement, while continuing to serve as CEO, Mr. Vasos’s annual base salary will remain $1.65 million, and he will remain eligible for an annual cash Teamshare bonus payment based on performance criteria and other terms established by the CHCM Committee for fiscal year 2026 with a target opportunity of 200% of his base salary, health and welfare benefits, and a personal travel reimbursement benefit consistent with the arrangement that had been set forth in the Vasos Employment Agreement. Further, Mr. Vasos will receive a 2026 annual equity award with a nominal value of approximately $12 million delivered 50% in RSUs scheduled to vest ratably on each of the first three anniversaries of April 1, 2026, and 50% in PSUs, half of which may be earned subject to the achievement of a 2026 fiscal year adjusted EBITDA target and, to the extent earned, will be scheduled to vest ratably on each of the first three anniversaries of April 1, 2026, and half of which may be earned upon achievement of average adjusted ROIC results for the fiscal year 2026 through 2028 performance period and, to the extent earned, will be scheduled to vest on April 1, 2029. The equity awards will be granted under the Plan and subject to further terms and conditions, including accelerated vesting conditions, as determined by the CHCM Committee at the time of grant.

Pursuant to the Transition Agreement, while serving as Senior Advisor, Mr. Vasos will receive the same base salary and health and welfare benefits he received while serving as the CEO, will remain eligible for a fiscal year 2026 Teamshare bonus payment at the same bonus opportunity percentage to the extent earned, and will be entitled to his current travel reimbursement arrangement through the end of calendar year 2026. In the event Mr. Vasos’s employment with the Company terminates either on the Separation Date (other than by the Company with cause) or an earlier date due to the termination of his employment by the Company without cause, subject to execution and non-revocation of a general release of claims and compliance with restrictive covenants, Mr. Vasos will be entitled to any earned but unpaid 2026 Teamshare bonus payment (to be paid at the time Teamshare bonuses are paid to other senior executives). Further, consistent with the Vasos Employment Agreement, if his employment is terminated by the Company without cause before the Transition Date, he also will be entitled to receive: continuation of his annual base salary for 24 months following termination; a lump sum payment in an amount equal to two times his annual target Teamshare bonus for 2026; and a lump sum payment in an amount equal to two times the annual contribution that would have been made by the Company in respect of 2026 for his participation in its health benefits programs.

In addition, the Transition Agreement provides that the 2023 Option will vest on the earliest of: (a) October 12, 2027; (b) if the Company terminates Mr. Vasos’s employment other than for cause prior to October 12, 2027, or if Mr. Vasos’s employment terminates on the Separation Date other than for cause, the first anniversary of the earlier of the Transition Date or the date of Mr. Vasos’s termination without cause; (c) if Mr. Vasos’s employment terminates due to death or a disability termination, the date of his death or disability termination; and (d) if Mr. Vasos’s employment terminates due to a qualifying termination in connection with a change in control, the date of the qualifying termination.

The Employment Agreement, which is attached as Exhibit 10.1, and the Transition Agreement, which is attached as Exhibit 10.2, are incorporated by reference as if fully set forth herein. The foregoing descriptions of the Employment Agreement and Transition Agreement are summaries only, do not purport to be complete, and are qualified in their entirety by reference to Exhibit 10.1 and Exhibit 10.2, respectively.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding Mr. Vasos’s continued services to the Company and Mr. Fleeman’s anticipated future start date. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “should,” “expects,” “plans,” “anticipates,” “could,” “outlook,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results to differ materially from the results expressed or implied in this Current Report on Form 8-K, including the risks listed or described from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2026, and any subsequent Quarterly Reports on Form 10-Q. Investors are cautioned not to place undue reliance on these statements because they speak only as of the date they are made. Except as required by law, the Company assumes no obligation to update any of the statements made in this Current Report on Form 8-K.

ITEM 7.01	REGULATION FD DISCLOSURE.

On March 24, 2026, the Company issued a press release regarding certain of the matters described in Item 5.02. A copy of the press release is attached as Exhibit 99 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired. N/A

(b)	Pro forma financial information. N/A

(c)	Shell company transactions. N/A

(d)	Exhibits. See Exhibit Index to this report.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated March 23, 2026, by and between Dollar General Corporation and Jerry (“JJ”) W. Fleeman

10.2	Transition Agreement, dated March 23, 2026, by and between Dollar General Corporation and Todd J. Vasos

99	News release issued March 24, 2026

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2026	DOLLAR GENERAL CORPORATION

	By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Executive Vice President and General Counsel

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